UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On May 30, 2025 (the “Closing Date”), Kohl’s Corporation (the “Company”) completed the previously announced private offering (the “Offering”) of $360 million aggregate principal amount of 10.000% senior secured notes due 2030 (the “Notes”).

The Notes and related guarantees were offered and sold in a private transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to persons reasonably believed to be qualified institutional buyers in accordance with Rule 144A under the Securities Act and, outside the United States, to certain non-U.S. persons in compliance with Regulation S under the Securities Act. The issuance and sale of the Notes and related guarantees have not been, and will not be, registered under the Securities Act or the securities laws of any state or other jurisdiction, and the Notes and related guarantees may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

Net proceeds from the sale of the Notes were used in a series of transactions that resulted in the repayment of borrowings under the Company’s revolving credit facility. The Company expects to borrow under its revolving credit facility to repay all of its 4.25% notes due 2025 at maturity.

The terms of the Notes and related guarantees are governed by an indenture, dated as of the Closing Date (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

The Notes bear interest at a rate of 10.000% per annum and mature on June 1, 2030. Interest on the notes is payable on June 1 and December 1 of each year, commencing December 1, 2025.

The Notes are guaranteed by KREH Holdings, LLC (“PropCo Holdings”) and Kohl’s Real Estate Holdings, LLC (“PropCo”). The guarantee of the Notes by PropCo Holdings will be secured on a first-priority basis by a pledge of 100% of the issued and outstanding equity interests of PropCo, and the guarantee of the Notes by PropCo will be secured on a first-priority basis by liens on the 11 distribution centers owned by PropCo. The Notes are guaranteed on an unsecured basis by each of the Company’s existing subsidiaries and will be guaranteed by all future wholly-owned material domestic subsidiaries that are borrowers under, or that guarantee, the Company’s revolving credit facility or certain other indebtedness.

The Indenture contains covenants that limit the ability of the Company and the subsidiary guarantors to grant or incur liens on the collateral; incur, assume or guarantee additional indebtedness; sell or otherwise dispose of assets that are collateral; and make certain restricted payments. Additionally, upon the occurrence of certain change of control repurchase events, the Indenture requires the Company to offer to repurchase the Notes for at least 101% of the aggregate principal amount of the Notes being repurchased, plus all accrued but unpaid interest as of the date of repurchase. The Indenture sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company or any of the subsidiary guarantors.

The foregoing description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the form of Note, filed as Exhibits 99.1 and 99.2, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Indenture, dated as of May 30, 2025, by and among Kohl’s Corporation, the subsidiary guarantors party thereto, and U.S. Bank Trust Company, National Association, as trustee.

99.2	Form of 10.000% Senior Secured Notes due 2030 (included as Exhibit A to the Indenture filed herewith as Exhibit 99.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2025		KOHL’S CORPORATION

	By:	/s/ Jennifer Kent
	Name:	Jennifer Kent
	Title:	Senior Executive Vice President, Chief Legal Officer and Corporate Secretary